UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 26, 2006
FOOD TECHNOLOGY SERVICE, INC.

(Exact name of registrant as specified in its charter)

Florida	0-19047	59-2618503

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
502 Prairie Mine Road
Mulberry, Florida 33860

(Address of principal executive offices)
(863) 425-0039

(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR         .240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13-34(c) under the Exchange Act (17 CFT 240-13e-4(c)

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On June 26, 2006, in accordance with Florida law, the Board of Directors of Food Technology Service, Inc. (the “Company”) unanimously voted to amend the Company’s Articles of Incorporation to effect a reverse split of all authorized and outstanding shares of its common stock at an exchange ratio of one-for-four, effective as of the close of business on July 3, 2006 (the “Reverse Split”). Under the Florida Statutes, no shareholder approval is required. No fractional shares will be issued in connection with the Reverse Split, and fractional shares resulting from the Reverse Split will be rounded to the nearest whole share.
     As a result of the Reverse Split, the number of issued, outstanding and authorized shares of common stock will be reduced in accordance with the exchange ratio for the Reverse Split. The number of shares of issued and outstanding common stock of the Company before the Reverse Split was 11,025,485 and after the Reverse Split will be approximately 2,756,364. The par value of our common stock will remain unchanged at $.01 per share.
     Once effective, each certificate representing shares of our common stock before the Reverse Split will be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of common stock resulting from the Reverse Split, except that holders of unexchanged shares will not be entitled to receive any dividends or other distributions payable by us after the effective date until they surrender their old stock certificates for exchange. All of our convertible securities, including options, will also be automatically adjusted as of the effective date in the same ratio.
     Our Transfer Agent, American Stock Transfer & Trust Company, will act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective date, shareholders of record at the close of business on July 3, 2006 will receive a letter of transmittal requesting them to surrender their stock certificates for new stock certificates reflecting the adjusted number of shares as a result of the Reverse Split. Until surrender, each certificate representing shares before the Reverse Split will continue to be valid and will represent the adjusted number of shares based on the exchange ratio of the Reverse Split, rounded to the nearest whole share.
Item 7.01 Regulation FD Disclosure.
     On June 30, 2006, the Company issued a press release announcing that its board of directors has authorized a one-for-four reverse stock split, as described in Item 5.03, above. A copy of the press release is attached to this Form 8-K as Exhibit 99.1.
     The information provided in this Item 7.01, and the Exhibit attached hereto, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.
     The following exhibits are furnished with this report on Form 8-K.
     (d) Exhibits

Exhibit 99.1	Press Release of Food Technology Service, Inc., dated June 30, 2006, announcing the one-for-four reverse stock split.
     This Form 8-K and its Exhibit contain forward-looking statements that involve risks and uncertainties concerning Food Technology Service, Inc. and its one-for-four reverse stock split. Actual events or results may differ materially from those described in this Form 8-K due to a number of risks and uncertainties. In addition, please refer to documents that Food Technology Service, Inc. files with the SEC on Forms 10-KSB, 10-QSB and 8-K, which filings by Food Technology Service, Inc. may identify and address other important factors that could cause the Company’s financial and operational results to differ materially from those contained in the forward-looking statements set forth in this Form 8-K. The Company is under no duty to update any of the forward-looking statements after the date of this Form 8-K to conform to actual results.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOD TECHNOLOGY SERVICE, INC.
Date: June 30, 2006	By:	/s/ Richard G. Hunter
		Name:	Richard G. Hunter, Ph.D.
		Title:	Chief Executive Officer and Chief Financial Officer